As filed with the Securities and Exchange Commission on March 4, 2002

                                                      Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------
                                NET2PHONE, INC.
            (Exact name of Registrant as specified in its charter)

        Delaware                                          22-3559037
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                520 Broad Street
                            Newark, New Jersey 07102
                    (Address of principal executive offices)
                            ------------------------
            Option Agreement between Patrice Uzan and Net2Phone, Inc.
           Option Agreement between Henri Tebeka and Net2Phone, Inc.
         Option Agreement between Eric Constantine and Net2Phone, Inc.
                            (Full title of the Plans)
                            -------------------------
                              Stephen M. Greenberg
                                 Net2Phone, Inc.
                             Chief Executive Officer
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-3111
(Name, address and telephone number, including area code, of agent for service)

                            ------------------------

                                    Copy to:

                             Richard W. Porter, Esq.
                                Kirkland & Ellis
                              200 E. Randolph Drive
                                Chicago, IL 60601
                                 (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

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                                                                        Proposed Maximum     Proposed Maximum       Amount of
                                                   Amount to be         Offering Price       Aggregate Offering     Registration
Title of Securities to be Registered               Registered (1)       Per Share (2)        Price (2)              Fee
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
Common Stock , $0.01 par value                     150,000              $5.27                $790,500               $72.73

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
(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant's common stock on February 28, 2002.
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

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan are available without charge by contacting:

                                  Sue Burman
                       Vice-President - Human Resources
                                Net2Phone, Inc.
                               520 Broad Street
                           Newark, New Jersey 07102
                                (973) 438-3203

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, until such time as this registration statement is no longer in effect:

     (a) Our Annual Report on Form 10-K for the fiscal year ended July 31, 2001;

     (b) Our Quarterly Report on Form 10-Q for the quarter ended October 31,
2001;

     (c) Our Current Report on Form 8-K, filed on November 2, 2001;

     (d) Our Current Report on Form 8-K, filed on November 11, 2001;

     (e) Our Current Report on Form 8-K, filed on December 21, 2001;

     (f) Our Current Report on Form 8-K, filed on February 26, 2002; and

     (g) The description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 20,1999, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Bruce D. Shoulson, who has rendered an opinion as to the validity of the common stock being registered by this registration statement, is an employee of Net2Phone, Inc.

Item 6. Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law which allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act, and to Section 102(6)(7) of the Delaware General Corporation Law, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Sixth of our Certificate of Incorporation and Article VIII of our Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit
Number       Description
-------      ------------

    4.1      Option Agreement between Patrice Uzan and Net2Phone, Inc.

    4.2      Option Agreement between Henri Tebeka and Net2Phone, Inc.

    4.3      Option Agreement between Eric Constantine and Net2Phone, Inc.

    5.1      Opinion of Bruce D. Shoulson, General Counsel of Net2Phone, Inc.

   23.1      Consent of Bruce D. Shoulson (included in Exhibit 5.3)

   23.2      Consent of Ernst & Young LLP, Independent Auditors

   23.3      Consent of Ernst & Young, Independent Auditors

   24.1      Power of Attorney (included in signature page)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Net2Phone Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 4th day of March, 2002.

                                       NET2PHONE, INC.

                                       /s/ Stephen M. Greenberg
                                       ----------------------------
                                       Stephen M. Greenberg
                                       Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Greenberg and Glenn J. Williams, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                      Date
--------------------------------------------------------------------------------

/s/ HOWARD S. JONAS
---------------------------      Chairman of the Board         March 4, 2002
HOWARD S. JONAS                  and Director

/s/ STEPHEN M. GREENBERG
---------------------------      Chief Executive Officer       March 4, 2002
STEPHEN M. GREENBERG             (Principal Executive
                                 Officer) and Director

/s/ ILAN M. SLASKY
---------------------------      Chief Financial Officer       March 4, 2002
Ilan M. Slasky                   (Principal Accounting and
                                 Financial Officer)

/s/ JAMES A. COURTER
---------------------------      Director                      March 4, 2002
James A. Courter

/s/ MICHAEL FISCHBERGER
---------------------------      Director                      March 4, 2002
Michael Fischberger

     Signature                    Title                             Date
--------------------------------------------------------------------------------

/s/ HARRY C. MCPHERSON, JR.
---------------------------      Director                      March 4, 2002
Harry C. McPherson, Jr.

/s/ JAMES R. MELLOR
---------------------------      Director                      March 4, 2002
James R. Mellor

/s/ GARY E. RIESCHEL
---------------------------      Director                      March 4, 2002
Gary E. Rieschel

/s/ DANIEL H. SCHULMAN
---------------------------      Director                      March 4, 2002
Daniel H. Schulman

/s/ JOYCE J. MASON               Director                      March 4, 2002
---------------------------
Joyce J. Mason

/s/ STEPHEN R. BROWN             Director                      March 4, 2002
---------------------------
Stephen R. Brown

/s/ ANTHONY G. WERNER            Director                      March 4, 2002
---------------------------
Anthony G. Werner

/s/ JESSE P. KING                Director                      March 4, 2002
---------------------------
Jesse P. King

/s/ Michael J. Weiss
---------------------------      Director                      March 4, 2002
Michael J. Weiss

                                INDEX TO EXHIBITS

Exhibit
Number      Description
-------     -----------

    4.1      Option Agreement between Patrice Uzan and Net2Phone, Inc.

    4.2      Option Agreement between Henri Tebeka and Net2Phone, Inc.

    4.3      Option Agreement between Eric Constantine and Net2Phone, Inc.

    5.1      Opinion of Bruce D. Shoulson, General Counsel of Net2Phone, Inc.

   23.1      Consent of Bruce D. Shoulson (included in Exhibit 5.3)

   23.2      Consent of Ernst & Young LLP, Independent Auditors

   23.3      Consent of Ernst & Young, Independent Auditors

   24.1      Power of Attorney (included in signature page)